                                                                    EXHIBIT 10.1

                            NATIONAL CITY CORPORATION
                             1989 STOCK OPTION PLAN

     1. Purposes. The purposes of this 1989 Stock Option Plan are to provide employment incentives and to encourage capital accumulation and stock owner-ship by Eligible Employees of National City Corporation (the "Corporation") or of any of its Subsidiaries, and to provide to designated Optionees under stock options heretofore or hereafter granted pursuant to any stock option plan of the Corporation or of any of its Subsidiaries an alternative method of realizing the benefits provided by such stock options.

     2. Definitions. As used in this Plan,

          a. The term "Appreciation Right" means a right granted pursuant to Paragraph 5 of this Plan.

          b. The term "Book Value per Share" and the computation of the value thereof are defined by, and reference is made to, the National City Corporation Amended and Restated 1973 Stock Option Plan, as amended.

          c. The term "Committee" means the Committee provided for in Paragraph 9(a) of this Plan.

          d. The term "Common Stock" means Common Stock, par value $4 per share, of the Corporation or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 7 of this Plan.

          e. The term "Eligible Employees" means persons who are at the time the officers (including officers who are members of the Board of Directors) and other key employees of the Corporation or of any of its Subsidiaries.

          f. The term "Market Value per Share" means, at any date, the closing price, per share, of the shares of Common Stock, on the New York Stock Exchange on that date as reported by The Wall Street Journal (or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Board of Directors using quotations in such other market).

          g. The term "Optionee" shall mean the optionee named in an agreement evidencing an Outstanding Option.

          h. The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

          i. The term "Outstanding Option" means, at any time, an option to purchase shares of Common Stock granted by the Corporation or any of its Subsidiaries pursuant to this Plan or any other stock option plan of the Corporation or any such Subsidiary now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into the Corporation and where the Corporation has by action of its Board of Directors, assumed the obligations of such corporation under such stock option plan, all whether or not such option is at the time exercisable, to the extent that such option at such time has not been exercised and has not terminated.

          j. The term "Spread" means the excess of the Market Value per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

          k. The term "Subsidiary" shall mean any corporation in which at the time the Corporation owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

          1. The term "Internal Revenue Code" means the 1986 Internal Revenue Code, as amended from time to time.

          m. The term "Incentive Stock Option" means an Option Right granted by the Corporation to an eligible employee, which Option Right is intended to qualify as an "Incentive Stock Option" as that term is used in Section 422A of the Internal Revenue Code.

     3. Shares Available Under Plan.

          (a) The shares of Common Stock which may be made the subject of Option Rights and Appreciation Rights pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing.

          (b) Subject to adjustments in accordance with Paragraph 7 of this Plan, the maximum number of shares of Common Stock which may be sold upon the exercise of Option Rights granted pursuant to this Plan shall be 3,000,000 shares of Common Stock which are made available for sale by virtue of this Plan.

          (c) Subject to adjustments in accordance with Paragraph 7 of this Plan, the maximum number of Shares of Common Stock which may be delivered upon the exercise of Appreciation Rights granted pursuant to this Plan shall not exceed 3,000,000.

          (d) Shares covered by Option Rights cancelled upon exercise of Appreciation Rights shall not be available for the granting of further Option Rights under this Plan or under any other stock option plan of the Corporation or of any of its Subsidiaries, anything in this Plan or such other stock option plan to the contrary notwithstanding.

     4. Grants of Option Rights. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

          (b) Each grant shall specify an option price per share not less than the Market Value per Share on the date of grant.

          (c) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised. No Eligible Employee may, however, be permitted to purchase in the aggregate pursuant to this Plan more than 300,000 shares of Common Stock, subject to adjustment pursuant to Paragraph 7 of this Plan.

          (d) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (ii) options which are not intended so to qualify, or (iii) combinations of the foregoing.

          (e) The date of grant of each Option Right shall be the date of its authorization by the Board of Directors. No Option Right shall be exercisable more than 10 years from such date of grant.

          (f) Upon exercise of an Option Right, the option price shall be payable (i) in cash, (ii) by the transfer to the Corporation by the Optionee of shares of Common Stock or Book Value Shares with a value equal to the total option price, or (iii) by a combination of such methods of payment.

          (g) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Corporation by any officer designated by the

     Board of Directors for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

          (h) No Option Rights, intended to be an Incentive Stock Option, shall be granted hereunder to any Optionee which would allow the aggregate fair market (determined at the time the Option Rights are granted) of the stock subject of all post 1986 Incentive Stock Options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. The term "post 1986 Incentive Stock Options" shall mean all Option Rights, which are intended to be Incentive Stock Options, granted on or after January 1, 1987 under any Stock Option Plan of the Corporation or its subsidiaries. If the Corporation shall ever be deemed to have a "parent," as such term is used in Section 422A of the Internal Revenue Code, as amended, then Stock Options intended to be Incentive Stock Options, granted after January 1, 1987, under such parent's Stock Option plans, shall be included with the terms of the definition of "post 1986 Incentive Stock Options".

      5. Grants of Appreciation Rights. The Board of Directors may from time to time authorize the granting of Appreciation Rights in respect of any or all of the Option Rights under any Outstanding Option (including Outstanding Options simultaneously granted) to the Optionee thereunder. An Appreciation Right shall be a right in the Optionee to receive from the Corporation an amount which shall be determined by the Board of Directors and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. To the extent such Optionee elects to exercise such Appreciation Right instead of the related Option Right, the related Option Right shall be cancelled, and vice versa. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a) Any grant may permit the exercise of an Appreciation Right with respect to the value of shares of Common Stock or Book Value Shares or a combination thereof covered by the related Option Rights.

          (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Optionee or retain in the Board of Directors the right to elect among those alternatives.

          c) Each grant shall provide that the maximum number of shares of Common Stock deliverable upon exercise of an Appreciation Right may not exceed the number of shares of Common Stock purchasable upon exercise of the related Option Rights.

          (d) Any grant may specify waiting periods before exercise and permissible exercise dates or periods. No Appreciation Right shall be exercisable except at a time when the related Option Right is also exercisable.

          (e) Each grant of an Appreciation Right shall be evidenced by an agreement executed on behalf of the Corporation by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Optionee, which agreement shall describe such Appreciation Right, identify the related Option Rights, state that such Appreciation Right is subject to all the terms and conditions of this Plan, including the right of the Board of Directors to amend, suspend or terminate such Appreciation Right as set forth in Paragraph 10(c) of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board of Directors may approve.

     6. Transferability. No Option Right or Appreciation Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

     7. Adjustments. The Board of Directors may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in Paragraphs 3(b) and (c) and 4(c) of this Plan, in the numbers of shares of Common Stock covered by Option Rights and Appreciation Rights granted hereunder, and in the prices per share applicable under such Option Rights and Appreciation Rights, as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

     8. Fractional Shares. The Corporation shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

     9. Administration of the Plan.

          (a) This Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under this Plan to a Compensation and Organization Committee of not less than three disinterested Directors appointed by the Board of Directors. To the extent of such delegation, references herein to the "Board of Directors" shall include the Compensation and Organization Committee. No Option Right or Appreciation Right shall be granted to any member of the Compensation and Organization Committee so long as his membership continues.

     (b) The interpretation and construction by the Board of Directors of any provision of this Plan or of any agreement evidencing the grant of Option Rights or Appreciation Rights and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

10. Amendments, Etc.

     (a) This Plan may be amended from time to time by the Board of Directors but without further approval by the stockholders of the Corporation no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraphs 3(b) and (c) and 4(c) of this Plan (except that adjustments authorized by Paragraph 7 of this Plan shall not be limited by this provision), (ii) change the definition of "Eligible Employees", or (iii) materially increase the benefits accruing to Optionees hereunder.

     (b) The Board of Directors may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this Plan. In the event Of such cancellation, the Board of Directors may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Plan, would have been applicable had the cancelled Option Rights not been granted.

     (c) The Board of Directors may at any time amend, suspend or terminate any agreement evidencing Appreciation Rights granted under this Plan; in the case of an amendment, the amended Appreciation Right shall conform to the provisions of this Plan.

     (d) In the case of any Option or Appreciation Right not immediately exercisable in full, the Board of Directors in its discretion may accelerate the time at which Option or Appreciation Rights may be exercised.

11. Assumptions.

     (a) In the event that a corporation is merged into the Corporation, and the Corporation is the survivor of such merger, the Board of Directors may elect, in its sole discretion, to assume under this Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the Board of Directors may determine in its sole discretion, provided, however, that the options as assumed do not provide or contain any terms, conditions or rights which an Option Right may not provide or contain under Sections 2 through 10 hereunder.